SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


               Date of Earliest Event Reported: May 5, 1998


                    TAURUS ENTERTAINMENT COMPANIES, INC.
         (Exact name of registrant as specified in its charter)
                     formerly, Taurus Petroleum, Inc.


     Colorado                         0-8835                      84-0736215
(State or other jurisdiction   (Commission File Number)      (IRS Employer
of incorporation or organization)                          Identification No.)


                           16770 Hedgecroft, Suite 714
                              Houston, Texas 77060
         (Address of principal executive offices, including zip code)
                                (713) 820-1181
             (Registrant's telephone number, including area code)

Item 5.  Other Events

On May 5, 1998, a fire damaged one of the Company's adult entertainment facilities known as Broadstreets Cabaret ("Broadstreets") located near the George Bush Intercontinental Airport in Houston, Texas. While it is unknown how long remodeling will take, the Company anticipates that Broadstreets will remain closed for at least approximately 60 to 90 days during which time the Company plans to remodel Broadstreets. The Company believes that it has adequate insurance to cover any property damage. However, the Company does not maintain business interruption insurance. Thus, the Company anticipates a reduction in company-wide revenues due to the loss of revenue from Broadstreets while it undergoes remodeling. The Company believes this event will result in a material decline in revenues during the closure of Broadstreets and until Broadstreets reopens and re-establishes its business.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TAURUS ENTERTAINMENT COMPANIES, INC.



Date: May 8, 1998                  By:         /s/ Eric Langan
                                      _____________________________________
                                      Eric Langan, Chairman of the Board





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